UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2010

MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13735
(Commission File Number)

Delaware	36-3252484
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

501 West North Avenue
Melrose Park, Illinois 60160

(Address of Principal Executive Offices)

(708) 865-1053
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Transfer of Listing to Nasdaq Capital Market

As previously disclosed, Midwest Banc Holdings, Inc. (the “Company”) received a letter from The Nasdaq Stock Market Inc. (“Nasdaq”) on September 15, 2009 notifying the Company of its failure to maintain a minimum closing bid price of $1.00 per share on its common stock over the preceding 30 consecutive business days as required by Nasdaq Marketplace Rule 5450(a)(1).  The letter stated that the Company had until March 15, 2010 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of ten consecutive business days. The Company has not been able to satisfy this requirement.

On March 11, 2010, Nasdaq notified the Company that it had approved the Company’s application to transfer its common stock from the Nasdaq Global Market to the Nasdaq Capital Market effective March 16, 2010.  Nasdaq has advised the Company that it has been granted an additional 180 calendar-day compliance period which will end on September 13, 2010.

If the Company does not maintain a minimum closing bid price of at least $1.00 for a minimum of ten consecutive business days by September 13, 2010, Nasdaq will notify the Company that its common stock is subject to delisting from Nasdaq.  At that time, the Company may appeal Nasdaq’s determination to delist its common stock to a Listing Qualifications Panel.

The Company’s common stock will trade on the Nasdaq Capital Market under the symbol “MBHI.”

The Company has previously announced plans to address possible non-compliance with the bid price requirement by means of a reverse stock split.  The reverse stock split has been approved by the Company’s stockholders. However, there can be no assurance that it will be implemented.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot give assurances that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.  Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

The Company’s depositary shares (each of which represents a 1/100 interest in a share of our Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock) are listed for trading on the Nasdaq Global Market.  Nasdaq also has advised the Company that the depositary shares will be listed for trading on the Nasdaq Capital Market effective March 16, 2010, trading under the symbol “MBHIP.”

Item 3.03.  Material Modification to Rights of Security Holders.

Item 5.01.  Changes in Control of Registrant.

Item 8.01.  Other Events.

On March 8, 2010, the Company issued to the United States Department of the Treasury (“U.S. Treasury”) 89,388 shares of its Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G (the “New Preferred Stock”), having an aggregate approximate liquidation preference of $89.4 million, in exchange for all outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T, held by the U.S. Treasury plus approximately $4.6 million in unpaid dividends on such preferred stock, pursuant to the previously announced exchange agreement, dated as of February 25, 2010, between the Company and the U.S. Treasury.  As part of the exchange, the Company also issued to the U.S. Treasury an amended and restated warrant which amended the terms of the existing warrant held by the U.S. Treasury to purchase approximately 4.2 million shares of common stock of the Company.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 3, 2010 (the “Prior Form 8-K”), the New Preferred Stock issued to the U.S. Treasury is a class of convertible preferred stock senior to the Company’s Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”) and the outstanding Depositary Shares that represent fractional interests in the Series A Preferred Stock.  The New Preferred Stock is senior to the Series A Preferred Stock and the Company’s common stock with respect to dividend rights, including cumulative dividend rights, and rights on liquidation, winding-up and dissolution.  In addition, any conversion of all or a significant number of shares of New Preferred Stock would result in the U.S. Treasury becoming the owner of a substantial number of shares of the Company’s common stock.  If such conversion were to occur, it would likely only be in conjunction with a new equity investment by one or more third parties acquiring a substantially greater number of shares and in circumstances constituting a change of control of the Company.  Further information concerning the terms of the New Preferred Stock is contained under Item 1.01 of the Prior Form 8-K, and such information is incorporated herein by reference.

As previously disclosed in the Prior Form 8-K, the Company’s ability to compel a conversion of the New Preferred Stock into common stock of the Company is dependant on the satisfaction of a number of conditions, including the condition that the Company raise at least $125.0 million in new equity on terms acceptable to the U.S. Treasury in its sole discretion.  Receipt of new equity capital is also a principal component of the Company’s capital plan.  While the Company continues to pursue new capital, it has not yet received any commitment for a new capital investment, and there can be no assurance that the Company will be able to raise such capital on acceptable terms, or at all.  The Company formally submitted its capital plan to the Federal Reserve and the Illinois Division of Banking pursuant to the written agreement on February 16, 2010 and is waiting for a final determination on the plan from them.  If the Company’s financial condition continues to deteriorate and the Company is unable to raise new capital, the Company and Midwest Bank and Trust Company, its subsidiary, may be subject to additional regulatory actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: March 12, 2010	By: /s/JoAnn Sannasardo Lilek JoAnn Sannasardo Lilek Executive Vice President and Chief Financial Officer